UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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☐	Definitive Proxy Statement

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☑	Soliciting Material Pursuant to 240.14a-12
Terra Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Terra Industries Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Terra Industries Inc.
Commission File No.:001-08520
February 15, 2010
Dear Fellow Terra Employee:
I am writing to update you on important news about Terra.
Earlier today, we announced an agreement to be acquired by Yara International ASA (“Yara”) for US$41.10 per share in cash. We are excited about this business combination, which we believe represents a winning proposition and significant opportunity for Terra, our employees and our shareholders. A copy of today’s press release is attached for your convenience and can be found on Terra Online.
As you may know, we have enjoyed a strong partnership with Yara since forming our GrowHow UK joint venture in the United Kingdom in 2007. As the world’s largest supplier of plant nutrients, Yara has a solid understanding of the nitrogen business and the value we place on producing and distributing ingredients essential to meeting the needs of a growing global population. With access to Yara’s terminals and Canadian facilities we greatly enhance our North American presence and product offerings. Yara has called this combination of our companies a perfect fit, and I agree. Terra’s North American business rounds out Yara’s global footprint, while Yara’s size and scope provide Terra with enhanced opportunities.
Following the close of the transaction, Terra will become a wholly-owned subsidiary of Yara and will be called Yara North America. Yara North America will oversee all North American operations for the combined company, including Yara’s manufacturing and sales facilities in the United States and Canada. I will serve as President of Yara North America and Sioux City will become the headquarters of Yara’s North American operations.
Let me emphasize that you — Terra’s hard working employees — remain a top priority. This combination with Yara offers you the opportunity to be part of a larger, stronger global organization with a shared vision and the depth of resources that are increasingly beneficial for sustained success in our industry. We expect many exciting career opportunities to emerge through this combination. Yara shares our strong belief that you are among Terra’s most valuable assets.
Until the transaction closes, which we expect will happen by the end of the second quarter, we do not expect changes in your day-to-day responsibilities. Following the completion of the transaction we expect that existing roles, responsibilities and reporting relationships will remain largely the same; compensation and benefits will be the same or comparable in value; and our agricultural and industrial customers will be able to continue to rely on people whom they’ve come to know and trust to provide Terra’s high-quality products and services.
So what are the next steps? We will begin working with Yara to obtain the required regulatory and shareholder approvals necessary to close this transaction. Until the transaction closes, it is important to remember that we will operate as separate companies and you should continue to conduct business as usual.
I am currently in Oslo, Norway with the Yara team, but am looking forward to visiting with many of you to discuss the benefits of this important transaction. I hope that you will share my enthusiasm about this opportunity and I am eager to introduce you to Yara’s dynamic leadership team.

We recognize that you have questions regarding this announcement. Attached please find a Frequently Asked Questions document. Should you have any further questions, I encourage you to speak with your manager.
This announcement will most certainly garner interest from the media, investors and other interested third parties and it is important that we speak with one voice. Accordingly, consistent with our existing policy, please forward all investor and media calls to Joe Ewing at 712-277-7305.
We will make every effort to keep you informed throughout this process, keeping in mind that there are certain legal and regulatory requirements that we must follow. In the meantime, we are counting on you to focus on our objectives and continue working with the same level of passion and commitment you have demonstrated so consistently in the past. I am extremely proud of our progress and sincerely thank each of you for your hard work and dedication to Terra.
I am excited about the opportunities this transaction will afford Terra and confident that together with Yara we have a bright future.
Sincerely,
Mike Bennett
Terra President and CEO
Important Information
Terra Industries Inc. (“Terra”) plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement regarding the proposed business combination with Yara International ASA (“Yara”). Investors and security holders are urged to read the proxy statement relating to such business combination and any other relevant documents filed with the SEC (when available), because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Regarding Participants
Terra, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of Terra’s security holders in connection with the proposed business combination with Yara. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, its definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, and its Current Report on Form 8-K filed with the SEC on December 1, 2009. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the proposed business combination with Yara when it is filed by Terra with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.

Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained herein include statements about the proposed business combination with Yara. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	the possibility that various closing conditions for the proposed business combination with Yara may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction,

•	the risk that Terra’s shareholders fail to approve the proposed business combination,

•	the risk that Yara’s shareholders fail to approve the proposed capital increase for its rights offering,

•	that risk that the proposed business combination with Yara will not close within the anticipated time period,

•	the risk that disruptions from the proposed business combination with Yara will harm Terra’s relationships with its customers, employees and suppliers,

•	the diversion of management time on issues related to the proposed business combination with Yara,

•	the outcome of any legal proceedings challenging the proposed business combination with Yara,

•	the amount of the costs, fees, expenses and charges related to the proposed business combination with Yara,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulations,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K and in Terra’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Notes to the consolidated financial statements.